Exhibit 99.1

Marchex Announces Updated Financial Guidance for 2005 and Full

Exercise of Over-allotment Option for Preferred Stock Offering

SEATTLE, WA – February 17, 2005 — Marchex, Inc. (NASDAQ: MCHX; MCHXP), a provider of technology-based merchant services that facilitate and drive growth in online transactions, today updated its 2005 financial guidance, as follows:

•	Pro forma Consolidated 2005 Guidance: Although its Name Development asset acquisition closed on February 14, 2005, Marchex is providing a full year of guidance (as if the asset acquisition closed on January 1, 2005) to give the effect for full year pro forma results. Marchex is accordingly raising its pro forma consolidated 2005 revenue guidance to more than $86 million.

•	In light of the Name Development asset acquisition closing, Marchex is raising its full year stand-alone 2005 revenue guidance to more than $84 million, which includes the partial year contribution of the acquired assets.

•	Marchex is also updating its stand-alone 2005 adjusted operating income before amortization margin target to 28% or more.

•	Marchex is reiterating its long-term adjusted operating income before amortization margin target of 30% or more.

Preferred Stock

Marchex also announced today that its underwriters have exercised in full their option to purchase up to 30,000 shares of 4.75% convertible exchangeable preferred stock, which is anticipated to close on February 22, 2005, in addition to the offerings of 200,000 shares of preferred stock and 9,200,000 shares of Class B common stock that closed on February 14, 2005. Net proceeds from the exercise of the preferred stock over-allotment, after offering expenses, are estimated to be $7.2 million, bringing the company’s aggregate net total from the offerings to approximately $229.4 million.

Conference Call and Webcast Information

Management will hold a conference call, starting at 5:00 p.m. EDT on Thursday, February 17, 2005, to discuss Marchex’s fourth quarter 2004 and full year 2004 operating results, the closing of the Name Development asset acquisition and the Class B common stock and preferred stock offerings and Marchex’s outlook for 2005. To access the call by live Webcast, please log onto the Investor Relations section of the Marchex Web site (www.marchex.com/ir.html). An archived version of the Webcast will also be available, beginning two hours after completion of the call, at the same location.

About Marchex, Inc.

Marchex (www.marchex.com) provides technology-based merchant services that facilitate and drive growth in online transactions. Marchex connects merchants with consumers who are searching for information, products and services on the Internet. The company’s platform of integrated performance-based advertising and search marketing services enables merchants to more efficiently market and sell their products and services across multiple online distribution channels, including search engines, product shopping engines, directories and selected Web properties.

Safe Harbor Statement

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex’s actual results to differ materially from those indicated by such forward-looking statements which are described in the “Risk Factors” section of our most recent periodic report and registration statement filed with the SEC. We disclaim any intention or obligation to update any forward-looking statements.

This press release refers to adjusted operating income before amortization (Adjusted OIBA) which together with operating income before amortization (OIBA) are considered non-GAAP financial measures. The presentation of this financial information is not intended to be considered in isolation, as a substitute for, or superior to, GAAP results. See Reconciliations of Adjusted OIBA and OIBA to GAAP Net Income/Loss (unaudited) included in the tables of the company’s most recent earnings press release for further information regarding these non-GAAP financial measures.

For further information, contact:

Press:

Mark S. Peterson

VP of Public Relations

Marchex, Inc.

206-331-3344

mark@marchex.com

Investor relations:

Trevor Caldwell

VP of Investor Relations & Strategic Initiatives

Marchex, Inc.

206-331-3316

tcaldwell@marchex.com

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